SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 29, 2014

Guidance Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33197	95-4661210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 E. Colorado Boulevard, Pasadena, California		91106-2375
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 626-229-9191

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2014, Guidance Software, Inc. and certain of its subsidiaries (collectively, “the Company,” “we,” us” and “our”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (the “Lender”). The Loan Agreement creates a line of credit to provide for one or more revolving loans and up to $3,000,000 in standby letters of credit (the “Loans”). The maximum principal amount of Loans that may be outstanding at any given time under the Loan Agreement, including standby letters of credit, may not exceed the lesser of (i) $10,000,000 and (ii) 80% of our eligible accounts receivable. Any borrowings under the Loan Agreement would be collateralized by substantially all our assets. The Loan Agreement requires that we remain in compliance with certain covenants, including a financial covenant specifying that if we suffer an event of default or have borrowed more than 75% of the maximum principal amount permitted to be outstanding, we will be required to maintain an Adjusted Quick Ratio (as defined in the Loan Agreement) of at least 1.15 to 1.00. Borrowings under the Loan Agreement will bear interest at a floating rate of between the prime rate plus 1.25% and the prime rate plus 3.25%, depending on our Adjusted Quick Ratio as of the most recent testing period. All principal, interest and other amounts owing under the Loan Agreement will be due and payable in full on or prior to August 29, 2017.

The foregoing description of the Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Loan Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Contemporaneously with entering into the Loan Agreement with Lender, we terminated our loan agreement with Bank of the West, entered into between the parties on July 12, 2012 and amended on October 30, 2013 (filed as exhibits to our Current Reports on Form 8-K of July 17, 2012 and November 5, 2013, respectively), in accordance with the expiration of that agreement pursuant to its terms. Prior to its termination, there was no balance outstanding under the loan agreement. We are also in the process of winding down other banking services with Bank of the West.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
10.1	Loan and Security Agreement, dated August 29, 2014, by and among Guidance Software, Inc., Guidance-Tableau, LLC, CaseCentral, Inc. and Silicon Valley Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.

(a Delaware Corporation)

/S/ VICTOR LIMONGELLI
Victor Limongelli

Chief Executive Officer, President and Director

September 5, 2014